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                                                                   Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2000, with respect to the financial statements of Applied Information Management Marketing, Inc. included in the Registration Statement (Form S-1 No. 333-30652) and related Prospectus of Cyber Dialogue Inc. for the registration of 5,000,000 shares of its common stock.

                                                  /s/ Ernst & Young LLP


Stamford, Connecticut
April 4, 2000